UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 22, 2006

(Date of earliest event reported)

Public Storage, Inc.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

1-8389	95-3551121
(Commission File Number)	(IRS Employer Identification No.)

701 Western Avenue, Glendale, California	91201-2349
(Address of Principal Executive Offices)	(Zip Code)

(818) 244-8080

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 6, 2006, Public Storage, Inc. (“Public Storage”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 6, 2006, by and among Shurgard Storage Centers, Inc. (“Shurgard”), Public Storage and ASKL Sub LLC (“ASKL”), a Delaware limited liability company and subsidiary of Public Storage.

On August 22, 2006, Public Storage completed the acquisition of Shurgard, following the approval of the Merger Agreement and the transactions contemplated thereby, including the merger of Shurgard with and into ASKL (the “Merger”), by Public Storage and Shurgard shareholders at meetings held earlier that day. Pursuant to the certificate of merger filed with the Secretary of State of Delaware, the name of ASKL was changed to Shurgard Storage Centers, LLC.

Under the terms of the Merger Agreement, each outstanding share of common stock of Shurgard was converted into the right to receive 0.82 of a fully paid and nonassessable share of Public Storage common stock, plus cash in lieu of any fractional shares. Each outstanding share of Series C Preferred Stock and Series D Preferred Stock of Shurgard was redeemed in accordance with its respective terms, and Public Storage assumed approximately $1.9 billion of Shurgard debt. Shurgard’s stock options, restricted stock units and shares of restricted stock were converted into options exercisable for shares of Public Storage common stock, restricted stock units and restricted shares of Public Storage common stock, respectively. Public Storage issued approximately 41 million shares of Public Storage common stock in aggregate in connection with the Merger.

Before the Merger, Shurgard was a real estate investment trust headquartered in Seattle, Washington. Shurgard specialized in all aspects of the self-storage industry and operated a network of over 656 operating storage centers located throughout the United States and in Europe.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 22, 2006, Public Storage announced the election of Gary E. Pruitt by the Board of Directors of Public Storage (the “Board”) to the Board, and his appointment to the Audit Committee of the Board. Mr. Pruitt’s election is effective August 22, 2006. Mr. Pruitt was formerly an independent member of the Shurgard Board of Directors and was elected pursuant to the Merger Agreement, which required Public Storage to cause an independent director of Shurgard who was mutually selected by Shurgard and Public Storage to be appointed to the Board.

In the Merger, Mr. Pruitt received 1,312 shares of Public Storage common stock, options for the purchase of 8,200 shares of Public Storage common stock at an exercise price of $51.35 and options for the purchase of 4,920 shares of Public Storage common stock at an exercise price of $70.38.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) Effective August 22, 2006, the Board amended the second sentence of Section 3 of Article IV of Public Storage’s Bylaws to read as follows:

“The exact number of directors shall be eleven (11) until changed within the limits specified above, by a bylaw amending this section 3, duly adopted by the board of directors or by the shareholders.”

(b) Effective August 22, 2006, the Board amended Sections 4 and 5 of Article XI of Public Storage’s Bylaws to read as follows:

Section 4. Stock Certificates and Uncertificated Stock. Shares of the corporation’s stock may be certificated or uncertificated, as provided under California law. Every certificate of stock of the corporation shall be signed in the name of the corporation by the chairman of the board or vice chairman of the board, or the president or a vice president, and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent or registrar at the date of issue.

Certificates for shares and uncertificated shares may be issued prior to full payment under such restrictions and for such purposes as the board of directors may provide; provided, however, that on any certificate issued to represent any partly paid shares, or, for uncertificated shares, on the initial transaction statement for such partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Except as provided in Section 5 of this Article XI, no new certificates for shares and no uncertificated shares shall be issued to replace an old certificate unless the latter is surrendered to the corporation and cancelled at the same time.

Section 5. Lost Certificates. The board of directors may, in case any share certificate or certificate for any other security is alleged to have been lost, stolen, or destroyed, authorize the issuance of a replacement certificate or uncertificated shares in lieu thereof on such terms and conditions as the board may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate or uncertificated shares.

Item 8.01.	Other Events.

On August 22, 2006, Public Storage issued a press release announcing the completion of the Merger. On August 22, 2006, Public Storage also issued a press release announcing the election of Gary E. Pruitt to the Board. Copies of these press releases are filed as Exhibits 99.1 and 99.2 hereto, respectively.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Public Storage intends to file the financial statements of the business acquired under cover of Form 8-K/A no later than 71 calendar days after the date this Report was required to be filed.

(b) Pro Forma Financial Information.

Public Storage intends to file pro forma financial information under cover of Form 8-K/A no later than 71 calendar days after the date this Report was required to be filed.

(d) Exhibits.

The following are filed as Exhibits to this Report.

Exhibit No.	Exhibit Description
99.1	Press Release, dated August 22, 2006, announcing the completion of the acquisition of Shurgard Storage Centers, Inc.

99.2	Press Release, dated August 22, 2006, announcing the election of Gary E. Pruitt to the Board of Directors of Public Storage, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUBLIC STORAGE, INC.

Date: August 23, 2006	By:	/s/ Stephanie G. Heim
	Name:	Stephanie G. Heim
	Title:	Vice President

Exhibit Index

Exhibit No.	Exhibit Description
99.1	Press Release, dated August 22, 2006, announcing the completion of the acquisition of Shurgard Storage Centers, Inc.

99.2	Press Release, dated August 22, 2006, announcing the election of Gary E. Pruitt to the Board of Directors of Public Storage, Inc.